As filed with the Securities and Exchange Commission on September 4, 2019.

File No. 001-39030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Cerence Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4719946
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Wayside Road Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(781) 565-5000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cerence LLC

Information Required in Registration Statement

Cross-Reference Sheet between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement, which is Exhibit 99.1 to this Registration Statement on Form 10.

Item No.	Name of Item	Location in Information Statement

1.	Business	See “Information Statement Summary,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Executive and Director Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Nuance—Separation and Distribution Agreement”

13.	Financial Statements and Supplementary Data	See “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Combined Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits

(a) Combined Financial Statements

See “Unaudited Pro Forma Combined Financial Statements,” “Index to Combined Financial Statements” and the financial statements referenced therein

(b) Exhibits

See the Exhibit Index of this Registration Statement on Form 10

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Nuance Communications, Inc. and the registrant

3.1	Form of Amended and Restated Certificate of Incorporation of the registrant+

3.2	Form of Amended and Restated By-Laws of the registrant+

10.1	Form of Transition Services Agreement between Nuance Communications, Inc. and Cerence Operating Company+

10.2	Form of Tax Matters Agreement between Nuance Communications, Inc. and the registrant+

10.3	Form of Employee Matters Agreement between Nuance Communications, Inc. and the registrant+

10.4	Form of Intellectual Property Agreement between Nuance Communications, Inc. and the registrant+

10.5	Form of Transitional Trademark License Agreement between Nuance Communications, Inc. and the registrant+

10.6	Offer Letter of Sanjay Dhawan, dated February 14, 2019+

10.7	Change of Control of Severance Agreement between Sanjay Dhawan and Nuance Communications, Inc.+

10.8	Amendment to Offer Letter of Sanjay Dhawan, dated August 26, 2019

10.9	Offer Letter of Mark Gallenberger, dated June 12, 2019+

10.10	Change of Control of Severance Agreement between Mark Gallenberger and Nuance Communications, Inc.+

10.11	Form of Cerence 2019 Equity Incentive Plan+

10.12	Form of Restricted Stock Unit Award Agreement+

10.13	Form of Performance-Based Restricted Stock Unit Award Agreement+

10.14	Form of Cerence 2019 Employee Stock Purchase Plan

21.1	List of subsidiaries of the registrant

99.1	Preliminary Information Statement

+	Previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

CERENCE INC.

By:	/s/ Leanne Fitzgerald
	Name:	Leanne Fitzgerald
	Title:	Vice President and Secretary

Date: September 4, 2019